UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 7, 2021

TuSimple Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40326	86-2341575
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

TuSimple Holdings Inc.

9191 Towne Centre Drive

Suite 600

San Diego, CA 92122

(Address of principal executive offices, including zip code)

(619) 916-3144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	TSP	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 7, 2021, the board of directors (the “Board”) of TuSimple Holdings Inc. (the “Company”) appointed Eric Tapia, the Company’s Vice President, Global Controller, as principal accounting officer, effective May 7, 2021. Patrick Dillon, the Company’s Chief Financial Officer, previously served as principal accounting officer and will continue to serve as Chief Financial Officer and principal financial officer.

Eric Tapia, age 44, was previously the Vice President, Controller of W.W. Grainger, Inc. from October 2016 to April 2021. Prior to that, Mr. Tapia served as Vice President, Internal Audit at W.W. Grainger, Inc. from July 2010. Mr. Tapia earned a Bachelor of Arts from the University of Puerto Rico and a Masters of Business Administration from Fuqua School of Business, Duke University.

On March 31, 2021, the Company entered into an employment agreement with Mr. Tapia. As compensation for his services as Vice President, Global Controller of the Company, Mr. Tapia will receive (1) a salary of $265,000 per annum; (2) a one-time sign-on bonus of $50,000; (3) an award of 33,000 restricted stock units (“RSUs”) under the Company’s 2021 Equity Incentive Plan that will vest in equal annual installments over a four-year period, so long as Mr. Tapia remains employed by the Company and subject to the award’s approval by the Board; and (4) eligibility, also subject to Mr. Tapia’s continued employment with the Company, to participate in the Company’s annual bonus plan, with a bonus equal to up to 20% of his annual base salary, which shall be based on Mr. Tapia’s individual objectives established by the Company. Mr. Tapia will also be entitled to participate in the Company’s other compensation and benefit programs that are available to its employees generally.

In connection with Mr. Tapia joining the Company, the Company will enter into its standard indemnification agreement with Mr. Tapia, which requires the Company under the circumstances and to the extent provided for therein, to indemnify Mr. Tapia to the fullest extent permitted by applicable law against certain expenses and other amounts incurred by him as a result of him being made a party to certain actions, suits, investigations and other proceedings by reason of the fact that he is or was an officer or employee of the Company.

There are no family relationships between Mr. Tapia and any of the Company’s directors or executive officers and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TuSimple Holdings Inc.

By:	/s/ Patrick Dillon
Patrick Dillon
Chief Financial Officer

Dated: May 7, 2021